Exhibit 10.1

INVESTMENT COMMITMENT AGREEMENT

HỢP ÐỒNG CAM KẾT ÐẦU TƯ

This INVESTMENT COMMITMENT AGREEMENT (this “Agreement”) is made as of June 05, 2023 (the “Effective Date”) by Philux Global Group, Inc., a Wyoming corporation, U.S.A., Business Registration number Registration Number 2017-000769478, Registered address 30 N. Gould Street, Suite R, Sheridan, WY 82801-6317, U.S.A., represented by Mr. Henry Dack Fahman, its Chairman and Chief Executive Officer, and Saigon Silicon City Joint Stock Company, a Vietnamese joint stock company, Registration number 0313278772, Lot I6 & I7, Road D1, Saigon High Technology Park, Long Thanh My Ward, District 9, Ho Chi Minh City, Vietnam, represented by Mr. Nguyen Hoang Kiet, its Director.

HỢP ÐỒNG CAM KẾT ÐẦU TƯ này (“Thỏa thuận” này) được lập kể từ ngày 05 tháng 6 năm 2023 (“Ngày có hiệu lực”) bởi Công ty Philux Global Group, Inc., một công ty Wyoming, Hoa Kỳ, Ðăng ký Kinh doanh số 2017-000769478, địa chỉ đăng ký 30 N. Gould Street, Suite R, Sheridan, WY 82801-6317, Hoa Kỳ, do Ông Henry Dack Fahman, Chủ tịch Hội đồng Quản trị kiêm Tổng Giám đốc làm đại diện, và Công ty Cổ phần Thành phố Silicon Sài Gòn, một công ty cổ phần của Việt Nam công ty, Số đăng ký 0313278772, Lô I6 & I7, Ðường D1, Khu Công nghệ cao Sài Gòn, Phường Long Thạnh Mỹ, Quận 9, Thành phố Hồ Chí Minh, Việt Nam (“Công ty”), do Ông Nguyễn Hoàng Kiệt, Giám Ðốc, làm đại diện.

WHEREAS, Philux Global Group, Inc. is the sponsor and organizer of Philux Global Funds SCA, SICAV-RAIF, a Luxembourg-registered bank fund.

XÉT RẰNG, Philux Global Group, Inc. là nhà bảo trợ và tổ chức Philux Global Funds SCA, SICAV-RAIF, một quỹ đầu tư ngân hàng đăng ký tại Luxembourg.

WHEREAS, Philux Global Group, Inc. is hereby referred to as “the “Investor/Provider” and Saigon Silicon City Joint Stock Company is hereby referred to as “the Company.” The Investor/Provider and the Company are Parties to this Agreement.

XÉT RẰNG, Công ty Philux Global Group, Inc. sau đây được gọi là “Nhà Ðầu tư/ Nhà Cung cấp”, và Công ty Cổ phần Thành phố Silicon Sài Gòn sau đây được gọi là “Công ty”. Nhà Ðầu tư/Nhà Cung cấp và Công ty là các Bên của Thỏa thuận này.

WHEREAS, the Investor/Provider has to date arranged more than four and a half billion U.S. Dollars (USD 4,500,000,000) in financing allocation sources from certain international institutional and ultra-high net worth investors, which are expected to be released from time to time from now onwards for investment in select projects in Vietnam and other geographical areas as the case may be.

XÉT RẰNG, Nhà Ðầu tư/Nhà Cung cấp cho đến nay đã thu xếp được hơn bốn tỷ rưỡi đô la Mỹ (4.500.000.000 USD các nguồn phân bổ tài chính từ một số tổ chức quốc tế và các nhà đầu tư có tài sản ròng cực cao, dự kiến sẽ được giải ngân theo thời gian kể từ nay và về sau để đầu tư vào một số dự án tại Việt Nam và các khu vực địa lý khác tùy từng trường hợp.

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WHEREAS, the Investor/Provider agrees to provide or cause to be provided the required investment capital to Saigon Silicon City Joint Stock Company to complete the development and building plan over a 52-hectare of land at Lot I6 & I7, Road D1, Saigon High Technology Park, Long Thanh My Ward, District 9, Ho Chi Minh City, Vietnam.

XÉT RẰNG, Nhà Ðầu tư/Nhà Cung cấp đồng ý cung cấp hoặc khiến cung cấp vốn đầu tư cần thiết cho Công ty Cổ phần Sài Gòn Silicon City để hoàn thành kế hoạch phát triển và xây dựng trên khu đất rộng 52 ha tại Lô I6 & I7, Ðường D1, Khu Công Nghệ Cao Sài Gòn, Phường Long Thạnh Mỹ, Quận 9, Thành Phố Hồ Chí Minh, Việt Nam.

NOW, WHEREFORE by virtue of this Agreement, the Parties hereto hereby agree as follows:

BÂY GIỜ, VÌ VẬY theo Thỏa thuận này, các Bên trong đó theo đây đồng ý như sau:

1. Investment Commitment. The Investor/Provider is committed to providing or causing to be provided up to One and Half Billion U.S. dolars (USD 1,500,000,000) as may be needed for investment in Saigon Silicon City to complete the Company’s entire development and investment program.

Cam kết đầu tư. Nhà Ðầu tư/Nhà Cung cấp cam kết cung cấp hoặc khiến cung cấp tới Một Tỷ Rưỡi đô la Mỹ (1.500.000.000 USD) tùy nhu cầu cần thiết cho việc đầu tư vào Saigon Silicon City để hoàn thành toàn bộ chương trình đầu tư và phát triển của Công ty.

2. Investment types. Both Parties shall determine and stipulate the terms and conditions for the Investment Commitment in writing prior to the release of funds to the Company.

Hình thức đầu tư. Cả hai Bên sẽ xác định và quy định các điều khoản và điều kiện cho Cam kết đầu tư bằng văn bản trước khi giải ngân cho Công ty.

3. Refundable earnest money. Upon the signing of this Agreement, the Company shall make a deposit of Five Hundred Thousand U.S. Dollars (USD 500,000) with the Investor/Provider as earnest money for legal, administrative and processing fees in connection with the Investment Commitment mentioned in Article 1. This amount will be fully refundable to the Company if the Investor/Provider fails to fulfill its commitment as stipulated in Articles 1 and 4 herein.

Khoản đặt cọc có thể hoàn trả. Ngay sau khi ký kết Hợp đồng này, Công ty sẽ phải chuyển một khoản Năm Trăm Ngàn Ðô-la Mỹ (500.000 USD) cho Nhà Ðầu tư/Nhà Cung cấp, được xem như khoản đặt cọc cho các chi phí pháp lý, hành chính và xử lý liên quan đến Cam kết Ðầu tư nêu tại Ðiều 1. Khoản này sẽ được hoàn trả đầy đủ cho Công ty nếu Nhà Ðầu tư/Nhà Cung cấp không thực hiện các cam kết của mình như được quy định trong Ðiều 1 và Ðiều 4 trong đây.

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4. Time frame. Within thirty days after the deposit of at least two hundred thousand U.S. dollars (USD 200,000) of the refundable earnest money amount as mentioned in Article 3 above by the Company, the Investor/Provider will provide or cause to be provided fifty million U.S. dollars (USD 50,000,0000) for the Company to resume the implementation of its building plan. Additonal tranches of funds will be released to the Company at regular intervals as needed to ensure uninterrupted contruction progress.

Khung thời gian. Trong vòng ba mươi ngày kể từ ngày Công ty đóng ít nhất hai trăm ngàn đô la Mỹ (200.000 USD) của số tiền đặt cọc có thể hoàn trả như đã đề cập trong Ðiều 3 trên đây, Nhà Ðầu tư/Nhà Cung cấp sẽ cung cấp hoặc khiến cung cấp năm mươi triệu đô la Mỹ (50.000.0000 USD) để Công ty tiếp tục thực hiện kế hoạch xây dựng của mình. Các đợt giải ngân tiếp theo sẽ được cung cấp cho Công ty theo định kỳ cần thiết để đảm bảo tiến độ xây dựng không bị gián đoạn.

5. Confidentiality and Publicity. Neither Party may discuss or disclose any information, or originate any publicity, news release, or other public announcement, written or oral, whether to the public press, stockholders, or otherwise, regarding the terms and conditions of this Agreement, or the performance by either Party of its obligations under this Agreement. However, the Parties may discuss, disclose, or originate publicity, news releases, or other public announcements relating to information which (a) is or becomes generally available to the public other than as the result of an unauthorized disclosure by either Party; (b) becomes available to either Party in a manner that is not in contravention of any applicable laws from a source that is not bound by a confidential relationship with the other party; or (c) either Party reasonably determines is appropriate for disclosure under any applicable law or is required to be disclosed by any law, court order, or other legal process, including, without limitation, federal securities laws. With respect to disclosure under item (c) above, the disclosing Party will notify the non-disclosing Party of its obligations to disclose and (i) the non-disclosing Party shall have the right to confirm through an opinion of the disclosing Party’s counsel of the obligation to disclose, and (ii) the Parties will coordinate all such disclosures to the reasonable satisfaction of both Parties.

Bảo mật và Công bố. Không Bên nào được phép thảo luận hay tiết lộ bất kỳ thông tin nào, hoặc tạo ra bất kỳ sự công khai, thông cáo báo chí, hay các tuyên bố công khai khác, bằng văn bản hay lời nói, bất luận là cho báo chí, cổ đông hay bên nào khác, liên quan đến các điều khoản và điều kiện của Hợp đồng này, hay việc thực hiện các nghĩa vụ của mình theo Hợp đồng này của bất kỳ Bên nào. Tuy nhiên, các Bên có thể thảo luận, tiết lộ hay tạo ra sự công khai, thông cáo báo chí, hay các tuyên bố công khai khác liên quan đến thông tin mà (a) là hay trở nên sẵn có nói chung cho công chúng khác với kết quả của một sự tiết lộ không cho phép bởi bất kỳ Bên nào; (b) trở nên sẵn có cho bất cứ Bên nào theo cách thức không vi phạm bất kỳ luật có thể áp dụng nào từ một nguồn mà không bị ràng buộc bởi một sự liên hệ bảo mật với một bên khác; hay (c) bất cứ Bên nào xác định một cách hợp lý là phù hợp với việc tiết lộ theo bất kỳ luật có thể áp dụng nào hay được yêu cầu tiết lộ bởi bất kỳ luật, lệnh tòa án hoặc quy trình pháp lý, bao gồm, nhưng không giới hạn, luật chứng khoán liên bang. Liên quan đến việc tiết lộ theo khoản (c) trên đây, Bên tiết lộ sẽ thông báo cho Bên không tiết lộ về nghĩa vụ của mình phải tiết lộ và (i) Bên không tiết lộ sẽ có quyền xác nhận thông qua ý kiến của luật sư Bên tiết lộ về nghĩa vụ tiết lộ, và (ii) các Bên sẽ phối hợp với nhau để cho tất cả những sự tiết lộ như vậy mang lại sự thỏa mãn hợp lý cho cả hai Bên.

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6. Binding Agreement and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. Neither Party may assign any of its rights or obligations under this Agreement to any individual or entity without the express written consent of the other Party.

Thỏa thuận Ràng buộc và Chuyển nhượng. Hợp đồng này sẽ mang tính ràng buộc và có hiệu lực cho quyền lợi của các Bên và người kế nhiệm cũng như người được nhượng lại được cho phép của các Bên. Không Bên nào được phép nhượng lại bất kỳ quyền lợi hay nghĩa vụ nào của mình theo Hợp đồng này cho bất kỳ cá nhân hoặc tổ chức nào khác mà không được sự chấp thuận bằng văn bản của Bên kia.

7. Entire Agreement, Headings, and Modification. This Agreement contains the entire understandings of the Parties with respect to the subject matter herein, and supersedes all previous agreements (oral and written), negotiations, and discussions. The descriptive headings of the sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any provision hereof. Any modifications or amendments to this Agreement must be in writing and signed by both Parties.

Toàn bộ Thỏa thuận, Tiêu đề và Ðiều chỉnh. Hợp đồng này chứa đựng toàn bộ sự hiểu biết của các Bên liên quan đến vấn đề thảo luận trong đây, và thay thế tất cả các thỏa thuận (bằng văn bản hay lời nói), thương thuyết và thảo luận trước đó. Các tiêu đề mô tả các phần trong Hợp đồng này được thêm vào cho mục đích thuận tiện theo dõi và không kiểm soát hay ảnh hưởng đến ý nghĩa hay sự giải thích của bất kỳ điều khoản nào trong này. Bất kỳ sự điều chỉnh hay bổ sung nào đối với Hợp đồng này phải được thể hiện bằng văn bản và được các Bên cùng ký tên vào.

8. Choice of Law. This Agreement shall be construed, governed, interpreted, and applied in accordance with the laws of Socialist Republic of Vietnam, exclusive of its conflicts of law provisions.

Chọn lựa Pháp luật. Hợp đồng này được hiểu, chi phối, diễn giải và áp dụng theo pháp luật của nước Cộng hòa Xã hội Chủ nghĩa Việt Nam, loại trừ sự vi phạm của nó với các điều khoản luật.

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9. Waiver. The waiver by either Party of the breach of any covenant or provision in this Agreement shall not operate or be construed as a waiver of any subsequent breach by either Party.

Miễn trừ. Sự miễn trừ của bất cứ Bên nào về sự vi phạm bất cứ giao ước hay điều khoản nào trong thoả thuận này sẽ không có tác dụng hay được hiểu là một sự khước từ cho bất kỳ sự vi phạm nào về sau của bất cứ Bên nào.

10. Severability. In the event a court of competent jurisdiction declares any term or provision of this Agreement to be invalid or unenforceable for any reason, this Agreement will remain in full force and effect, and either: (a) the invalid or unenforceable provision(s) will be modified to the minimum extent necessary to make such provision(s) valid and enforceable; or (b) if such a modification is not possible, this Agreement will be interpreted as if such invalid or unenforceable provision(s) were not a part of this Agreement.

Hiệu lực từng phần. Khi xảy ra sự kiện một tòa án có thẩm quyền tuyên bố bất cứ điều khoản hay khoản mục nào của Hợp đồng này là vô hiệu và không có khả năng thi hành vì bất kỳ lý do gì, thì Hợp đồng này vẫn duy trì hiệu lực đầy đủ, và hoặc: (a) (các) điều khoản vô hiệu hay không có khả năng thi hành đó sẽ được điều chỉnh ở mức tối thiểu cần thiết để khiến cho (các) điều khoản đó trở nên có hiệu lực và có khả năng thi hành; hoặc (b) nếu một sự điều chỉnh như vậy là không thực hiện được, thì Hợp đồng này sẽ được hiểu như thể (các) điều khoản vô hiệu và không có khả năng thi hành đó không phải là một phần của Hợp đồng.

11. Warranties. The Company warrants to the Investor that it is duly organized and validly existing under the laws of Socialist Republic of Vietnam, qualified to do business in the industries it is currently registered and engaged in, and has the authority to enter into this Agreement and do business with other companies and organizations.

Ðảm bảo. Công ty đảm bảo với Nhà đầu tư rằng mình được tổ chức và hoạt động hợp lệ theo luật pháp của nước Cộng hòa Xã hội Chủ nghĩa Việt Nam, đủ điều kiện để hoạt động kinh doanh trong các ngành/lĩnh vực mà mình hiện đang đăng ký và tham gia hoạt động, và có thẩm quyền để ký kết Hợp đồng này và hợp tác với các công ty và tổ chức khác.

12. Access to information. The Investor shall have full access to any and all information about the Investment under the fiduciary duties and maintain such information as confidential.

Tiếp cận thông tin. Nhà đầu tư phải được tiếp cận đầy đủ đến bất kỳ và tất cả thông tin về Khoản đầu tư theo các nghĩa vụ ủy thác, và giữ các thông tin này như là thông tin bảo mật.

13. Counterparts. This Agreement may be executed in any number of counterparts, all of which will constitute one and the same instrument, and will be an original of this Agreement.

Bản sao. Hợp đồng này có thể được ký nhiều hơn một bản sao, tất cả sẽ cấu thành nên một bản và văn kiện duy nhất, và là bản gốc của Hợp đồng này.

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IN WITNESS WHEREOF, this Agreement has been executed by the Parties hereto through their duly authorized corporate officers as of the Effective Date.

TRƯỚC SỰ CHỨNG KIẾN, Hợp đồng này đã được ký bởi các Bên thông qua các cán bộ công ty được ủy quyền hợp lệ của mình vào Ngày Hiệu lực.

NHÀ ÐẦU TƯ/NHÀ CUNG CẤP	CÔNG TY
PHILUX GLOBAL GROUP INC.	SAIGON SILICON CITY JSC

	/signed and sealed/		/signed and sealed/
By/Do:	Henry D Fahman	By/Do:	Nguyen Hoang Kiet
	Henry D Fahman		Nguyễn Hoàng Kiệt
	Chairman & Chief Executive Officer		Director
	Chủ tịch HÐQT kiêm Tổng Giám Ðốc		Giám Ðốc

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